Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

FCStone Group, Inc:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Des Moines, Iowa

July 11, 2007